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                       Exhibit 10.8 - Employment Agreement


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 17th day of January, 1996, by and between QUEST SALES SOFTWARE, INC., a Delaware corporation (the "Company"), and PATRICK M. SULLIVAN, an individual ("Executive").

                                   WITNESSETH:

         WHEREAS, the Company desires to retain the services of Executive, and Executive desires to be employed by the Company, on the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and Executive, intending to be legally bound, hereby agree as follows:


         1. Employment. The Company hereby employs Executive and Executive accepts such employment, upon the terms and conditions of this Agreement.

         2. Term. The term of Executive's employment hereunder shall commence on the date hereof, and shall continue until the third (3rd) anniversary date of the Agreement, unless this Agreement is earlier terminated by either party, or extended in writing by mutual agreement of the parties.

         3. Position and Duties.

                  3.1 Position. Executive's initial title shall be President and Chief Executive Officer.

                  3.2 Duties. Executive shall perform such duties, which shall be commensurate with his abilities, experience, and performance, as are determined, from time to time, by Executive and the Board of Directors of the Company exercising their reasonable, good faith judgment. Initially, Executive's duties shall be those customarily performed by the President and Chief Executive Officer of a software development company, and he shall report directly to the Board of Directors of the Company.

                  3.3 No Conflicting Duties. During the term hereof, Executive shall not serve as an officer, director, employee, consultant or advisor to any other business without the prior written consent of the Company's Board of Directors. Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and


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that during the term of this Agreement, he will not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.

         4.       Compensation.

                  4.1 Base Salary. As compensation for all services to be rendered by Executive under this Agreement, the Company shall pay to Executive a base salary at an annual rate of at least One Hundred Twenty Five Thousand Dollars ($125,000) (the "Base Salary"), less required withholdings, which shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies. The amount of the Base Salary shall be reviewed annually by the Board of Directors.

                  4.2 Company Bonus Plan. The Company may from time to time establish a bonus plan for Company management. If such a plan is adopted, Executive will be in the class of employees eligible to participate in such plan. Such a plan is subject to approval of the Board of Directors.

                  4.3 Stock Options. The Board of Directors of the Company is planning to adopt an incentive plan pursuant to which it may grant incentive stock options to employees of the Company. Executive will be in the class of employees eligible to participate in such plan.

                  4.4 Participation in Benefit Plans. Executive shall be included to the extent eligible thereunder in any and all plans of the Company providing general benefits for the Company's employees, including but not limited to health and disability insurance, 401(k) plan, vacation, sick days, and holidays. Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

                  4.5 Business Expenses. In accordance with the Company's policies established from time to time, the Company will pay or reimburse Executive for all reasonable and necessary (as determined by the Board) out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers.

                  5. Compensation Upon the Termination of Executive's Employment by the Company.

                  5.1 Termination upon Disability, for Cause, or Voluntary. In the event that Executive's employment is terminated pursuant to Section 10.1 (Disability), 10.3 (for Cause), or 10.4 (Voluntary Resignation), then Executive shall be entitled to receive Executive's then current Base Salary, pro rated through the date his employment is terminated, but no other compensation of any kind or amount.


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                  5.2 Termination upon Death. In the event Executive's
employment is terminated pursuant to Section 10.2 (Death), Executive's beneficiary or a beneficiary designated by Executive in writing to the Company, or in the absence of such beneficiary, Executive's estate, shall be entitled to receive Executive's then current Base Salary pro rated through the end of the pay period in which his death occurs, but no other compensation of any kind or amount.

                  5.3 Termination Without Cause or Resignation for Good Reason. In the event Executive is terminated by the Company pursuant to Section 10.5 (without Cause) or resigns pursuant to 10.6 (for Good Reason), the Company shall pay to Executive, as a severance allowance, his then current Base Salary, pro rated on a monthly basis, for the six month period following the date of termination, plus the pro rata portion of his Base Salary for accrued but unused vacation days.

         All payments required to be made by the Company to Executive pursuant to this Section 5 shall be paid in the manner and at the times specified in
Section 4.1 hereof.

         6. Confidential Information. Except as permitted or directed by the Company's Board, Executive shall not during the term of his employment under this Agreement or at any time thereafter divulge, furnish, disclose or make accessible (other than in the ordinary course of the business of the Company) to anyone for use in any way any confidential or secret knowledge or information of the Company which Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company prior to the date of this Agreement), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, software or computer programs, plans, devices or material (whether or not patented or patentable, copyrighted or copyrightable) directly or indirectly useful in any aspect of the business of the Company, any confidential customer or supplier lists of the Company, any strategic or financial plans, any confidential or secret development or research work of the Company, or any other confidential, secret or nonpublic aspects of the business of the Company. Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company both during and after the term of this Agreement, Executive will refrain from any acts or omissions that would reduce the value of the use of such knowledge or information to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by Executive.



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         7.       Patent and Related Matters.

                  7.1 Disclosure and Assignment. Executive will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, software or computer program, method or product, whether or not patentable or copyrightable, made, developed, perfected, devised, conceived or first reduced to practice by Executive, either solely or in collaboration with others, during Executive's employment under this Agreement, or for the period in which a covenant not to compete is in effect hereunder as to Executive, whether or not during regular working hours, relating to the business, products or practices of the Company (hereinafter referred to as the "Inventions"). Executive, to the extent that he has the legal right to do so, hereby acknowledges that any and all of the Inventions are the property of the Company and hereby assigns and agrees to assign to the property of the Company any and all of Executive's right, title and interest in and to any and all of the Inventions without further payment.

                  7.2 Future Inventions. As to any future Inventions made by Executive which relate to the business, products or practices of the Company and which are first conceived or reduced to practice during the term of this Agreement, or for the period in which a covenant not to compete is in effect hereunder as to Executive, but which are claimed for any reason to belong to an entity or person other than the Company, Executive will promptly disclose the same in writing to the Company and shall not disclose the same to others if the Company, within twenty (20) days thereafter, shall claim ownership of such Inventions under the terms of this Agreement.

                  7.3 Limitations of Sections 7.1 and 7.2. The provisions of Sections 7.1 and 7.2 shall not apply to any Invention meeting the following conditions (an "Excluded Invention"):

                  (a) such Invention was developed entirely on Executive's own time; and

                  (b) such Invention was made without the use of any Company equipment, supplies, facilities or trade secret information; and

                  (c) such Invention does not relate (i) to the business of the Company which initially is the manufacture and sale of sales automation contact management software, or (ii) to the Company's actual or demonstrably anticipated research or development; and

                  (d) such Invention does not result from any work performed by Executive for the Company; and

                  (e) Executive informs the Company in writing within one month after commencing work on any Invention that is to be an Excluded Invention and again informs the Company in writing that such Invention has been developed within one (1) month of the date when development of such Invention is complete, provided, however, that Executive shall have




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no disclosure obligation under this subparagraph (e) from and after the time he is no longer employed by the Company.

                  7.4 Assistance of Executive. Upon the request of the Company and without further compensation therefor, but at no expense to Executive, and whether during the term of this Agreement or thereafter, Executive will do all lawful acts, including, but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign Letters Patents, including, but not limited to, design patents, on any and all of the Inventions, and for perfecting, affirming and recording the Company's complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.

                  7.5 Records. Executive will keep complete, accurate and authentic accounts, notes, data and records of all of the Inventions in such manner and form as is reasonably requested by the Company. Such accounts, notes, data and records shall be the property of the Company, and, upon its request, Executive will promptly surrender the same to it or, if not previously surrendered upon its request or otherwise, Executive will surrender the same, and all copies thereof, to the Company upon the conclusion of his employment.

                  7.6 Obligations, Restrictions and Limitations. Executive understands that the Company may enter into agreements or arrangements with agencies of the United States Government, and that the Company may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to inventions and patents which may be acquired by it or which may be conceived or developed by employees, consultants or other agents rendering services to it. Executive agrees that he shall be bound by all such obligations, restrictions and limitations applicable to any said invention conceived or developed by him during the term of this Agreement and shall take any and all further action which may be required to discharge such obligations and to comply with such restrictions and limitations.

         8. Ventures. If, during the term of this Agreement, Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all rights in the project, program or venture shall belong to the Company and shall constitute a corporate opportunity belonging exclusively to the Company. Except as approved by the Company's Board of Directors, Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the salary to be paid to Executive as provided ln this Agreement.



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         9. Non-Competition; Solicitation of Customers and Solicitation of
Employees.

                  9.1      Non-Competition.

                  (a) Executive agrees that, during the period of his employment hereunder and for a period of twenty four (24) months following the termination of his employment with the Company for any reason, he shall not, directly or indirectly, engage in competition with the Company within any state in the United States, or any country, in which the Company is then conducting its business (the "Territory") in any manner or capacity (e.g., as a management consultant, principal, partner, officer, director, stockholder or management employee) in any phase of the Company's business as then being conducted.

                  (b) Ownership by Executive, as a passive investment, of less than 2 1/2% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 9.

                  (c) Executive further agrees that, during the term of this Agreement and for twenty-four (24) months after its termination, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 9 if such activity were carried out by Executive, either directly or indirectly, and in particular Executive agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

                  9.2 Agreement Not to Solicit Customers. Executive agrees that during his employment by the Company hereunder and for the period in which a covenant not to compete is in effect hereunder as to Executive, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any competing business (i) any person or entity whose account with the Company was sold or serviced by or under the supervision of Executive during the year preceding the termination of such employment, or (ii) any person or entity whose account with the Company has been directly solicited at least twice by the Company within the eighteen (18) month period prior to the date of termination of employment.

                  9.3 Agreement Not to Solicit Employees. Executive agrees that during his employment by the Company hereunder and for the three (3) year period following the termination of such employment for any reason, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others solicit, divert or hire away, or attempt to solicit, divert or hire away any person then employed by the Company or then serving as a sales representative of the Company.



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         10.      Termination.

                  10.1 Disability. Executive's employment shall terminate upon Executive's becoming totally or permanently disabled for a period of six (6) months or more. For purposes of this Agreement, the term "totally or permanently disabled" or "total or permanent disability" means Executive's inability on account of sickness or accident, whether or not job-related, to engage in regularly or to perform adequately his assigned duties under this Agreement. A reasonable determination by the Board of Directors of the existence of a disability shall be conclusive for all purposes hereunder. In making such determination of disability, the Board of Directors may utilize such advice and consultation as the Board of Directors deems appropriate, but there is no requirement of procedure or formality associated with the making of a determination of disability.

                  10.2 Death of Executive. Executive's employment shall terminate immediately upon the death of Executive.

                  10.3 Termination for Cause. The Company may, upon the affirmative vote of a majority of the members of the Board of Directors of the Company (with Executive abstaining), taken at a meeting at which Executive is given an opportunity to be heard, terminate Executive's employment at any time for "Cause" (as hereinafter defined) immediately upon written notice to Executive. Such written notice shall set forth with reasonable specificity the Company's basis for such termination. As used herein, the term "Cause" shall mean: (i) the Executive has committed a wrongful act of a material nature against the Company (e.g., embezzlement or sexual harassment), or (ii) the Executive has been negligent in carrying out any of his material duties as an employee, so as to cause material harm to the Company or that is likely to cause material harm to the Company or (iii) after receiving written notice, the Executive continues to willfully or habitually refuse to follow the directions given by the Board of Directors, or (iv) Executive has committed an act of fraud or dishonesty or other acts of moral turpitude or has used illegal drugs or any other illegal substance, or (v) the Executive has breached any material covenant or obligation of any written agreement between the Executive and the Company.

                  10.4 Resignation. Executive's employment shall be terminated on the earlier of the date that is three (3) months following the written submission of Executive's resignation to the Board or the earlier date such resignation is accepted by the Board.

                  10.5 Termination Without Cause. Upon the affirmative vote of a majority of the members of the Board of Directors of the Company (with Executive abstaining), taken at a meeting at which Executive is given an opportunity to be heard, the Company may terminate Executive's employment without cause, effective upon written notice to Executive. Termination "without cause" shall mean termination of employment on any basis other than termination of Executive's employment hereunder pursuant to Sections 10.1, 10.2, 10.3 or 10.4.



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                  10.6 Resignation for Good Reason. Executive's employment shall be terminated on the date he submits written notice to the Board of his resignation for Good Reason. For purposes of this Agreement, Good Reason means a breach by the Company of any material covenant or obligation of this Agreement which has not been cured within thirty (30) days after written notice of such noncompliance has been given by Executive to the Company.

                  10.7 Surrender of Records and Property. Upon termination of his employment with the Company, Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company and which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

         11. Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, or (ii) to which the Company may sell or transfer all or substantially all of its assets or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. Upon such assignment by the Company, the Company shall obtain the assignees' written agreement enforceable by Executive to assume and perform, from and after the date of such assignment, the terms, conditions, and provisions imposed by this Agreement upon the Company. After any such assignment by the Company and such written agreement by the Assignee, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 11.

         12. Injunctive Relief. Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 6, 7, 9 and 10.6. Accordingly, Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

         13.      Miscellaneous.

                  13.1 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Arizona.



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                  13.2 Prior Agreements. This Agreement contains the entire
agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

                  13.3 Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                  13.4 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

                  13.5 No Waiver. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                  13.6 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted here from and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

                  13.7 Survival. Sections 6, 7, 8, 9, 10.7, 11, 12 and 13 shall survive termination of this Agreement.




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         IN WITNESS WHEREOF, the parties have executed and sealed this Agreement as of the day and year set forth above.


                                        QUEST SALES SOFTWARE, INC.


                                        By:   /s/  Patrick M. Sullivan
                                        ---------------------------------
                                        Its       President

                                                          "COMPANY"



                                        /s/    Patrick M. Sullivan
                                        ---------------------------------
                                               PATRICK M. SULLIVAN

                                                          "EXECUTIVE"



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